                                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
         Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

        ON COMMAND CORPORATION
-------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

        ON COMMAND CORPORATION
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ]$125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
   14a-6(j)(2).
[ ]$500 per each party to the controversy pursuant to Exchange
   Act Rule 14a-6(i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

-------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

(5)      Filing fee:

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
                             ON COMMAND CORPORATION
                            6331 San Ignacio Avenue,
                           San Jose, California 95119

                                                                  April 25, 1997

Dear Stockholder:

         The Annual Meeting of Stockholders of On Command Corporation (the "Company") will be held at 11:00 a.m. on Thursday, May 15, 1997, in the Corporate Conference Room at the Company's headquarters at 6331 San Ignacio Avenue, San Jose, California 95119. The matters on the meeting agenda are described on the following pages.

         If you are a stockholder of record, we urge that you send in your proxy promptly for the Annual Meeting whether or not you plan to attend.
Giving your proxy will not affect your right to vote in person if you attend. If you wish to give a proxy to someone other than the persons named on the enclosed proxy form, you may cross out their names and insert the name of some other person who will be at the meeting. The signed proxy form then should be given to that person for his or her use at the meeting. If your shares are held in the name of a broker and you wish to attend the meeting, you should obtain a letter of identification from your broker and bring it to the meeting. In order to vote personally shares held in the name of your broker, you must obtain from the broker a proxy issued to you.

                           Sincerely,




Charles Lyons                                      Robert M. Kavner
Chairman of the Board                              President and Chief
                                                   Executive Officer



                YOUR PROXY IS IMPORTANT ... PLEASE VOTE PROMPTLY

                             ON COMMAND CORPORATION
                            6331 San Ignacio Avenue,
                           San Jose, California 95119

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of ON COMMAND CORPORATION:

         The 1997 Annual Meeting of Stockholders of On Command Corporation will be held in the Corporate Conference Room at the Company's headquarters at 6331 San Ignacio Avenue, San Jose, California 95119, on Thursday, May 15, 1997 at 11:00 a.m., Pacific Daylight Time, for the following purposes:

1.       election of all directors;

2.       approval of the Company's 1997 Employee Stock Purchase Plan;

3.       approval of the Company's 1997 Non-employee Directors Stock Plan;

4.       appointment of independent public accountants; and

5. action on such other matters as may properly come before the meeting or any reconvened session thereof.

         The Board of Directors has fixed the close of business on April 23, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any reconvened session thereof.

         YOUR PROXY IS IMPORTANT. EVEN IF YOU HOLD ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

         This notice is given pursuant to direction of the Board of Directors.




                                                 Jill E. Fishbein
                                                 Senior Vice President, Legal,
San Jose, California                             General Counsel and Secretary
April 25, 1997

                             ON COMMAND CORPORATION
                            6331 San Ignacio Avenue,
                          San Jose, California  95119
                           Telephone:  (408) 360-4500

                                PROXY STATEMENT

         This Proxy Statement is provided by the Board of Directors of On Command Corporation (the "Company" or "OCC") in connection with its solicitation of proxies for the 1997 Annual Meeting of Stockholders to be held on May 15, 1997, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is April 25, 1997, the approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders.

         Stockholders of record of the Company's Common Stock at the close of business on April 23, 1997, are entitled to vote at the meeting in person or by proxy. Each share is entitled to one vote, except that for the election of directors, each Stockholder of record of the Company's Common Stock at the close of business on April 23, 1997 is entitled to vote for each share then held and to cumulate votes in the election of directors. If a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted as the stockholder specifies. A stockholder may revoke a proxy at any time before it is exercised by submitting a written revocation, submitting a later-dated proxy, or voting in person at the meeting.

         Abstentions and broker non-votes will not be counted for purposes of determining whether any given proposal has been approved by the stockholders. Accordingly, abstentions and broker non-votes will not affect the votes on any of the proposals, all of which require for approval the affirmative vote of a majority of the shares represented and entitled to vote at the meeting.

                           OWNERSHIP OF COMMON STOCK

         As of April 23, 1997, the record date, approximately 29,196,800 shares of Common Stock were issued and outstanding. To the knowledge of the Company, based upon Schedules 13G or 13D filed with the Securities and Exchange Commission (the "SEC"), the following persons were the only beneficial owners of more than five percent of the Company's Common Stock as of December 31, 1996.

                                                                     PERCENT OF COMMON
  NAME AND ADDRESS OF               AMOUNT AND NATURE OF             STOCK ISSUED AND
   BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP             OUTSTANDING
---------------------               --------------------             -----------------
Ascent Entertainment Group, Inc.        18,273,558*                       60.3% *
One Tabor Center
1200 Seventeenth Street
Denver, CO  80202

Hilton Hotels Corporation               2,484,772                         8.5%
9336 Civic Center Drive
Beverly Hills,  CA  90210

Credit Suisse Bank of Boston            1,835,553                         6.3%
11 Madison Avenue
New York,  NY  10010

Gary Wilson                             1,810,000**                       5.8% **
c/o Canyon Partners
9665 Wilshire Blvd. Suite 200
Beverly Hills, CA  90212

_________________________

* Ascent Entertainment Group, Inc. holds 17,149,766 shares of Common Stock of On Command Corporation and 1,123,792 Series A Warrants of On Command Corporation.

** Mr. Wilson holds 1,810,000 Series C Warrants of On Command Corporation, which are not publicly traded.


                      COMMON STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997, by all directors and nominees, by each of the executive officers named in the Summary Compensation Table on page 10, and by all directors and executive officers as a group. Under rules of the SEC, beneficial ownership includes any shares over which an individual has sole or shared voting power or investment power, and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

                                                        Percentage of              Ascent Entertainment
                                                   Issued and Outstanding               Group. Inc.
Name (1)                         Common Stock           Common Stock (2)               Common Stock*
----                             ------------           ------------                   -------------
James A. Cronin, III                    --                   --                            --

Jean deVera                          3,026 (3)              0.01%                         200

Richard C. Fenwick, Jr.             49,413 (4)              0.01%                          --

Jill E. Fishbein                        --                   --                            --

Robert M. Kavner                        --                   --                         7,800

Ronald D. Lessack                   38,999 (5)              0.01%                          --

Charles Lyons                           --                    --                        2,500

Paul Milley                             --                    --                           --

Edward B. Neumann                   15,126 (6)              0.03%                          --

Robert Snyder                      371,207 (7)              0.53%                       3,100

Brian A.C. Steel                        --                    --                           --

Richard Swift                           --                    --                           --

Gary Wilson                      1,180,000 (8)                --                           --

Warren Zeger                            --                    --                           --

All Executive Officers
and Directors as a group
(14 persons)                     2,287,771                   7.3%


* Ascent Entertainment Group, Inc. holds approximately 60% of the issued and outstanding Common Stock of On Command Corporation.

(1) Unless otherwise indicated, each person has sole voting and investment powers over the shares listed, and no director or executive officer beneficially owns more than 1.0% of the Common Stock of the Company or Ascent.

(2) Calculations are rounded to nearest 100th percent.

(3) Includes 186 Series A Warrants of On Command Corporation.

(4) Includes vested options to purchase 46,387 shares of Common Stock and 186 Series A Warrants of On Command Corporation.

(5) Includes vested options to purchase 35,973 shares of Common Stock and 186 Series A Warrants of On Command Corporation.

(6) Includes vested options to purchase 5,680 shares of Common Stock and 580 Series A Warrants of On Command Corporation.

(7) Includes vested options to purchase 97,980 shares of Common Stock and 10,233 Series A Warrants of On Command Corporation.

(8) Mr. Wilson holds 1,810,000 Series C Warrants of On Command Corporation, which are not publicly traded.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, which is composed of three directors, Gary L. Wilson, James A. Cronin, III (an executive officer of Ascent Entertainment Group, Inc., the Company's majority stockholder ("Ascent")), and Charles Lyons (an executive officer and director of Ascent), is responsible for establishing and administering the Company's executive compensation philosophy. Set forth below is the Committee's report on the 1996 compensation of the executive officers of the Company, including Mr. Kavner, the Chief Executive Officer, and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

ANNUAL COMPENSATION

         Each of the Named Executive Officer's annual compensation for 1996 was based on Ascent's executive compensation philosophy which emphasizes risk based performance incentives as a key component of both annual and long term compensation.

         Messrs. Kavner's and Snyder's compensation are based upon their respective employment agreements with the Company. See Executive Compensation -- Employment Agreements.

         The other Named Executive Officers' annual base salary rates were consistent with competitive salary ranges developed by the Company. These salary ranges are based on market data for companies of comparable revenue in the high technology and entertainment industries.

         The bonus opportunities for the Named Executive Officers for 1996 were based on target award percentages of base salary for each position determined by the Compensation Committee. Mr. Kavner's bonus was based on the achievement of certain financial measures and Mr. Kavner's individual performance. The Company, specifically On Command Video Corporation (a corporation which pre-dated On Command Corporation and which is currently a wholly-owned operating subsidiary of OCC), (hereafter, "OCV"), did not achieve certain internal financial targets for the full year 1996 and the Committee heavily considered this issue in the bonus award for Mr. Kavner. However, under Mr. Kavner's leadership since his employment with the Company in the latter part of the year, the Company achieved certain key strategic goals, including the
completion of the acquisition of SpectraVision, Inc. ("SpectraVision").   The
Committee considered these accomplishments and recommended a bonus award of $60,000 for Mr. Kavner for 1996. The Board approved the Committee's recommendation.

         Bonuses for Messrs. Snyder, Lessack, Fenwick and Neumann were based on the achievement of one or more financial measures as compared to planned performance for the Company, as well as Mr. Kavner's evaluation of each individual executive officer's achievement of his performance objectives for the year. The Committee reviewed and approved Mr. Kavner's bonus recommendations for each of the Named Executive Officers.

LONG TERM COMPENSATION

         In connection with Mr. Kavner's hiring by the Company in September 1996, the Board, with the review and approval of Ascent's Compensation Committee and Board of Directors, awarded Mr. Kavner a stock option to purchase 1,041,562 shares of OCC Common Stock, equal to approximately 3.5% of the shares of OCC Common Stock outstanding immediately after the Company' Common Stock began publicly trading in October 1996. These options vest 25% after one year, an additional 25% after two years and an additional 50% after three years, and expire ten years after the grant. Eighty percent of the shares purchasable upon exercise of the option may be purchased at a price per share which the Ascent Board of Directors and the Compensation Committee determined based upon the fair value of the combination of OCV and SpectraVision, prior to the public trading of OCC's Common Stock and the remaining twenty percent may be purchased at a price based upon the average of the high and low bid prices of the OCC Common Stock for the twenty days trading following the third trading day after OCC's public release of financial results for the third quarter of 1996. The intent in granting the option was to create an immediate and significant link between Mr. Kavner's compensation and the interests of On Command Corporation's stockholders, The size of the option award and the vesting schedule were effectively based upon the practices of companies engaging in public offerings.

         In 1996, Messrs. Lessack and Fenwick received stock option awards from On Command Corporation pursuant to the Company's 1996 Key Employee Stock Plan.
--  See Incentive Stock Plans --   The amounts of the non-qualified stock
options awarded to Messrs. Lessack and Fenwick were based on internal guidelines developed by the Company in an effort to be competitive with other long term incentive compensation for comparable positions in technology and entertainment companies similar in amount of revenue with the Company. In this instance, as with Mr. Kavner, the Committee wanted to establish an immediate and significant link between senior management's compensation and the interests of On Command Corporation's stockholders. The size of the stock awards and the vesting schedule are based on the practices of other companies in the same industry. Messrs. Snyder and Neumann did not receive stock option awards as each had previously received stock options to purchase OCV Common Stock which converted to stock options to purchase OCC Common Stock in connection with the SpectraVision transaction.

         Mr. Kavner recommended the grants of stock options to Messrs. Lessack and Fenwick based upon the above described guidelines, and, after review by the Compensation Committee, the Committee accepted his recommendations. See Stock Incentive Plans for a description of the stock options awarded to Messrs. Lessack and Fenwick as well as Employment Agreement for a description of Mr. Kavner's compensation. All grants of options will expire ten years after grant.

COMPENSATION COMMITTEE

Gary L. Wilson, Chairman
James A. Cronin, III
Charles Lyons

COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Center for Research in Securities Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) ("NASDAQ") and the SIC Code 4841 Index (Cable and Other Pay Television Services - U.S. domestic only) for the period commencing on October 10, 1996 the date that the Company's S-4 Registration statement was effective and ending on December 31, 1996. (1)


                        INDEXED STOCK PERFORMANCE


                                [GRAPH]



                                           10/10/96         12/31/96 (2)
                                           --------         ------------
On Command Corporation                     $100.00          $65.46
SIC Code 4841 Index                        $100.00          $96.57
Nasdaq Market Index                        $100.00          $104.37

________________

(1) The Company's fiscal year ends on December 31.

(2) Assumes that $100.00 was invested in the Company's Common Stock and each index on October 10, 1996 at the closing sales price of the Company's Common Stock and each index and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.


COMPLIANCE WITH SECURITIES LAWS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the NASDAQ

National Market System. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of copies of such forms received by it with respect to 1996, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and person who own more than 10% of the Company's registered equity have complied with the reporting requirements of Section 16(a), except that: (i) the initial Form 3 required for each of Arthur Aaron, Ascent Entertainment Group, Inc., Jean deVera, Richard Fenwick, Jr., Ronald Lessack, Charles Lyons, James A. Cronin, III, Robert M. Kavner, Edward B. Neumann, Robert Snyder, Brian A.C. Steel, Richard Swift, Gary Wilson, Warren Zeger were filed subsequent to required filing date; (ii) the initial Form 3 required for two new executive officers (Jill E. Fishbein and Paul Milley) and two new directors (John Belisle and James Gaffney) which should have been filed within ten days of December 17, 1996 were filed subsequent to the required filing date; and (iii) Form 5 reports for new employee stock options grants for each of Jean deVera, Richard Fenwick, Jr., Ronald Lessack, and Richard Swift which should have been filed by February 14, 1997 were filed subsequent to the required filing date.

                             EXECUTIVE COMPENSATION


The following table shows the compensation received for the three fiscal years ended December 31, 1996 by the (i) President and Chief Executive Officer, (ii) the Vice President, Engineering of OCC and previously OCV, (iii) the Vice President, Operations of OCC and previously OCV, (iv) the Vice President, Finance of OCC and previously OCV, and (v) the Vice Chairman of OCC, and in his capacity as President and Chief Executive of OCV through September 11, 1996, (the officers being hereafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   OTHER    RESTRICTED  SECURITIES   ALL OTHER
                                                                   ANNUAL      STOCK    UNDERLYING    COMPEN-
                                                SALARY    BONUS    COMPEN-    AWARD(S)  OPTIONS (#)  SATION ($)
  NAME AND POSITION                      YEAR      $        $     SATION($)    ($)(2)       (2)         (3)
---------------------------------------------------------------------------------------------------------------
Robert M. Kavner                         1996   173,034   60,000                        1,041,56         4,758
  President
  and Chief Executive Officer (4) (5)

Richard Fenwick, Jr.                     1996   168,228   22,500                        65,000           9,263
  Vice President, Engineering            1995   151,250   15,000                        10,000*          1,540
                                         1994   112,664                                  2,500**        14,275

Ronald Lessack                           1996   183,708   27,500                        65,000           9,947
  Vice President, Operations             1995   161,663   20,000                        10,000*          4,620
                                         1994   108,461   50,000                         2,500**         3,425

Edward B. Neumann                        1996   158,287   35,000                                        10,746
   Vice President, Finance               1995   135,956   15,000                         2,500**        10,107
                                         1994     1,791   15,000                                         9,510

Robert Snyder                            1996   318,060   75,000                       100,000*         11,934
  Vice Chairman (5)                      1995   265,779  150,000                         5,000**         4,620
                                         1994   199,273   50,000             137,500    10,000**




(1) Other Annual Compensation shown for 1994, 1995 and 1996 does not include perquisites and other personal benefits because the aggregate amount of such compensation does not exceed the lesser of (I) $50,000 or (ii) 10% of the combined salary and bonus for the Named Executive Officer in each year.

(2) Restricted stock awards include COMSAT restricted stock awards ("RSAs"), and COMSAT restricted stock units ("RSUs"). Dividends are paid on RSAs granted in 1995. For performance-based RSAs granted in 1994, dividend equivalents are paid with respect to the performance period, and dividends will be paid during the subsequent vesting period on shares earned under the applicable performance measures. Half of the RSAs granted to the Named Executive Officers in 1994 were forfeited in 1996 based on the non-satisfaction of certain required performance measures during 1994 and 1995. Dividend equivalents are paid on RSUs. As of December 31, 1996, Mr. Snyder holds 25,000 shares of COMSAT restricted stock valued at $595,313.

All options marked with a single asterisk (*) are options to purchase Ascent Common Stock, and options marked with a double asterisk (**) are options to purchase COMSAT Common Stock.

(3) For 1996, other compensation includes the following elements: (i) contributions by the Company on behalf of the executive to On Command Video's 401(k) plan, (ii) moving expense reimbursement, (iii) life insurance premiums for policies in excess of $50,000 face value, and (iv) auto allowance.

                        401(K)      MOVING    INSURANCE       AUTO
NAME AND POSITION      MEETING     EXPENSES    PREMIUM      ALLOWANCE     TOTAL
--------------------------------------------------------------------------------
Robert M. Kavner                    521          240          3,997        4,758
Richard Fenwick, Jr.     9,113                   150                       9,263
Ronald Lessack,          9,500      447                                    9,947
Edward B. Neumann        9,500                 1,246                      10,746
Robert Snyder            9,500                 2,434                      11,934

(4) Mr. Kavner began employment with the Company in September 1996. Mr. Lessack's employment began in February 1994. Their respective compensation for the year employment commenced reflects amounts paid after those respective dates, unless otherwise noted.

(5) The compensation and grants of options to purchase common stock of On Command Corporation for Mr. Kavner were determined pursuant to his employment agreement with the Company dated September 11, 1996. Salary information includes consulting fees paid to Mr. Kavner ($21,000) for periods prior to his employment by the Company. Mr. Snyder's compensation for 1996 is established under the terms of his employment agreement with OCV. These agreements are discussed under the caption "Executive Compensation -- Employment Agreements"


OPTION GRANTS

The following table sets forth information on options granted to the Named Executive Officers in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR


                            NUMBER OF       % OF TOTAL
                           SECURITIES        OPTIONS
                           UNDERLYING       GRANTED TO                                GRANT DATE
                         OPTIONS GRANTED   EMPLOYEES IN  EXERCISE PRICE  EXPIRATION    PRESENT
      NAME                    (#)(1)          FY(2)          ($/SH)       DATE         VALUE(3)
-------------------------------------------------------------------------------------------------
Robert M. Kavner              833,250         46.78%      $  15.330        9/11/06    $ 5,891,078
                              208,312         11.70%         16.400        9/11/06      1,574,839

Richard Fenwick, Jr.          65,000           3.65%         15.875       11/21/06        521,300

Ronald Lessack                65,000           3.65%         15.875       11/21/06        521,300

Edward B. Neumann

Robert Snyder


(1) The options expire ten years from grant date and vest 20% annually over five years, except for those granted to Mr. Kavner which vest after grant as follows: 25% in one year, an additional 25% in two years, and an additional 50% in three years.

(2) The total number of options granted to OCC employees in 1996 was 1,781,074. The foregoing does not include options to purchase 157,651 shares of common stock of On Command Video Corporation which were converted to options to purchase 447,728 shares of OCC common stock on a 2.84 to 1 ratio in the merger between OCV and a wholly owned subsidiary of On Command, in connection with the acquisition of the assets of SpectraVision, Inc. by Ascent and On Command.

(3) The Black-Scholes option pricing model was used to determine grant date present values using the following assumptions: stock price volatility of 42.8%, a five to six year option term, a risk-free rate of return of 6%, and no dividend yield. Forfeitures are reflected as they occur. The use of this model is in accordance with SEC rules; however, the actual value of an option will be measured by the difference between the stock price and the exercise price on the date the option is exercised.

OPTION EXERCISES AND FISCAL YEAR-END VALUES


The following table sets forth information on (i) options exercised by the Named Executive Officers in 1996, and (ii) the number and value of their unexercised options at December 31, 1996.

        AGGREGATED OPTION EXERCISES IN 1996, AND YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED       VALUE OF IN-THE-MONEY
                                                    OPTIONS AT 12/31/96         OPTIONS AT 12/31/96
                              SHARES              ------------------------     ----------------------
                            UNDERLYING                             UN-                          UN-
                             OPTIONS     VALUE    EXERCISABLE  EXERCISABLE     EXERCISABLE  EXERCISABLE
        NAME                EXERCISED   REALIZED     (#)          (#)               ($)          ($)
-------------------------------------------------------------------------------------------------------
Robert M. Kavner                                           -    1,041,562                      454,121

Richard Fenwick, Jr. (2)                              41,180       73,520         409,947       84,817

Ronald Lessack (2)                                    31,240       90,560         138,549      113,359

Edward B. Neumann                                      5,680                       65,178

Robert Snyder  OCC (1)                                90,880       22,720         758,848      160,744
              Ascent                                              100,000
              COMSAT                                   6,250        8,750           5,625       16,875

(1) Not including Series A Warrants to purchase 10,233, 580, 186, and 186 shares of OCC Common Stock for $15.27 per share for Mr. Snyder, Mr. Neumann, Mr. Fenwick and Mr. Lessack, respectively.

(2) In connection with the merger transaction, outstanding options to purchase shares of On Command Video Common Stock were converted on a 2.84 to 1 ratio to options to purchase On Command Corporation Common Stock. These options were included in the table above.


         EMPLOYMENT AGREEMENTS

                 In September 1996, the Company and each of Robert M. Kavner and Brian A.C. Steel, the Company's Executive Vice President, Chief Operating Officer and Chief Financial Officer, entered into employment agreements that expire on September 11, 2000. Pursuant to the agreements, Mr. Kavner's and Mr. Steel's base salary will be $500,000 and $290,000 per year, respectively, subject to increases at the discretion of the Board of Directors of the Company. Messrs. Kavner and Steel will also be eligible for annual bonuses based on performance measures determined by the Compensation Committee with a target bonus equal to 70% of each such executive's respective base salary for achieving 100% of the target level for the performance measures. In addition, Messrs. Kavner and Steel have been granted options to purchase 1,041,562 and 385,312 shares of OCC Common Stock, respectively, exercisable at the following per-share prices: (i) 80% of each such executive's options shall be exercisable at a per-share price equal to $15.33 and (ii) 20% of each such executive's options shall be exercisable at a per-share price equal to $16.40. The options will vest 25% on September 11, 1997, an additional 25% on September 11, 1998 and the remaining 50% on September 11, 1999. The options will expire at the earlier of (i) three months after the date upon which such executive is terminated for "cause" (as defined in each such executive's employment agreement); (ii) one year after each such executive's employment agreement is terminated as a result of such executive's death or (iii) on September 11, 2006. Messrs. Kavner and Steel will also be entitled to participate in group health, dental and disability insurance programs and any group profit sharing, deferred compensation, life insurance or other benefit plans as are generally made available by the Company to its senior executive officers on a favored nations basis.

                 In addition, the employment agreements for each of Messrs. Kavner and Steel provide that upon a "Change of Control Event" (as defined in such agreement), each of Messrs. Kavner and Steel will be entitled to elect to terminate his employment with the Company and, for the longer of (a) the remainder of the term of such executive's employment agreement as if such agreement had not been terminated and
         (b) one year following the date of such termination (such period being the "Duration Period"), will receive: (i) his then current base salary; (ii) an annual bonus equal to 70% of his then current base salary for each year during the Duration Period; and (iii) all other benefits provided pursuant to such executive's employment agreement.
         A "Change of Control Event" is defined in the employment agreements as an affirmative determination, either jointly by either Mr. Kavner or Mr. Steel, respectively, and the Board of Directors or pursuant to an arbitration which either Mr. Kavner or Mr. Steel, respectively, has the right to invoke, that any "change of control" of the Company (defined as an event as result of which (i) a single person or entity other than Ascent or its affiliates owns 50% or more of the voting stock of the Company or (ii) a single person or entity other than COMSAT Corporation ("COMSAT") or its affiliates (which as of the date hereof holds approximately 80% of the outstanding Common Stock of Ascent) owns directly or indirectly 50% or more of the voting stock of Ascent) or prospective change of control would be reasonably likely to have a materially detrimental effect on either the day-to-day circumstances of Mr. Kavner's or Mr. Steel's employment, respectively, or the compensation payable to Mr. Kavner or Mr. Steel, respectively, under his employment agreement.

                 The employment agreement with Mr. Steel provided that, in order to facilitate such executive's transition to the Company, Ascent caused a $240,000 unsecured, no interest loan (the "Transition Loan") to be made to Mr. Steel concurrent with Mr. Steel's employment with the Company (the "Effective Time"). The Transition Loan will be due and payable by Mr. Steel on September 11, 1997; provided that if Mr. Steel is still employed by Ascent, OCC, OCV or any of their successors or affiliates on such date, or if Mr. Steel's employment is terminated by the Company other than for "cause" prior to such date, then the Transition Loan will be forgiven in its entirety.

                 OCV and Mr. Snyder have entered into an employment agreement that expires in 1999. Pursuant to the agreement, Mr. Snyder's salary for 1996 was set by the board of directors of OCV at $300,000, and Mr. Snyder is eligible for incentive bonus compensation to be established by mutual consent of Mr. Snyder and the board of directors of OCV.
         The agreement also provides that, upon termination of his employment with OCV, Mr. Snyder will provide exclusive consulting services to OCV for a period of seven years, for which OCV will pay Mr. Snyder $20,000 per year.

         STOCK INCENTIVE PLANS

         1996 Key Employee Stock Plan

                 Contemporaneous with the closing of On Command Corporation's acquisition of SpectraVision, Inc. ("SpectraVision") in October 1996, the Company adopted the 1996 Key Employee Stock Plan (the "Key Employee Plan"). The Key Employee Plan is intended to assist the Company in attracting and retaining management employees of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company. The Key Employee Plan permits the grant of non-qualified stock options and incentive stock options to purchase shares of Common Stock, stock appreciation rights (in connection with option grants and alone), awards of shares of restricted stock and other stock and stock-based awards covering up to 3,000,000 authorized but unissued or reacquired shares of Common Stock, subject to adjustment to reflect events such as stock dividends, stock splits, recapitalizations, mergers or reorganizations of or by the Company.

                 Unless sooner terminated by the Board of Directors, the Key Employee Plan expires ten years from the date the Key Employee Plan was adopted by the Board, October 7, 1996; or the expiration of ten years from the date the Key Employee Plan was approved by the Company's sole stockholder, October 7, 1996. Such termination will not affect the validity of any option or other award outstanding under the Key Employee Plan on the date of termination.

                 The Key Employee Plan is administered by the Compensation Committee and is intended to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions of the Key Employee Plan, the Compensation Committee has the authority to select the persons to whom grants are to be made, to designate the number of shares of Common Stock to be covered by such grants, to determine the exercise price of options, to establish the period of exercisability of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Key Employee Plan.

                 Without limiting the Compensation Committee's authority to establish another exercise price, awards granted under the Key Employee Plan will generally be granted at an exercise price equal to the then fair market value per share of Common Stock. Grants under the Key Employee Plan may provide, in the Committee's discretion, for their expiration or acceleration upon a variety of corporate events as provided in the Key Employee Plan.

                 The Key Employee Plan may be amended by the Compensation Committee, subject to stockholder approval if such approval is then required by applicable law or in order for the Key Employee Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code.

                 The Key Employee Plan permits the payment of the Option exercise price to be made in cash, property, by delivery of shares of Common Stock valued at their fair market value on the date of exercise, by a recourse interest bearing promissory note payable to the Company, or by a combination of the foregoing.

                 Options granted under the Key Employee Plan shall not be transferable otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and may be exercised during the optionee's lifetime only by the optionee or, in the event of the optionee's legal disability, by the optionee's legal representative.


                       PROPOSAL 1.  ELECTION OF DIRECTORS

         BOARD OF DIRECTORS

                 The Company's Board of Directors consists of seven directors, all of whom are elected annually by the stockholders for a term of one year or until their successors have been elected and qualified. The
         Company currently has six directors and one vacancy.   It is the
         Company's intent to fill the vacancy as soon as possible after the 1997 Annual Meeting of Stockholder. Pursuant to the Company's Certificate of Incorporation and the Corporate Agreement (the "Corporate Agreement") between the Company and Ascent the Company has agreed, for so long as Ascent beneficially owns, directly or indirectly, the largest percentage (and at least 40%) of the outstanding securities of the Company entitled to be cast for the election of directors, to propose, at each election of directors, a slate of directors, or in the case of vacancies, individual directors, for election so that at all times during the term of the Corporate Agreement, a majority of the Board of Directors of the Company is comprised of persons designated by Ascent. See "Certain Relationships and Related Party Transactions." The Board met two times in 1996.
         All incumbent directors who were directors in 1996 attended all of such Board meetings.

         VOTING FOR DIRECTORS

                 At the meeting all of the Directors will be elected to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees currently
         serve as directors.   The Company is seeking votes for six nominee
         directors and intends to name a seventh director as soon as possible after the 1997 Annual Meeting of Stockholders.

                 Each stockholder is entitled to cumulate votes in the election of directors. The right to cumulate votes in an election of directors entitles a stockholder to as many votes as he or she has shares multiplied by the number of directors to be elected (in this case, six), which votes may then be allocated among the nominees in such proportion as the stockholder decides, including casting all of the votes for one nominee. If a stockholder wishes to cumulate his or her votes, the proxy card should be marked, in any way that the stockholder desires in order to: (i) indicate clearly that the stockholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a stockholder may write next to the name of each nominee for whom the stockholder desires to cast votes, the number of votes to be cast for such nominee.

                 Unless contrary directions are set forth on the proxy card, proxies will be voted in such manner as to elect all or as many of the nominees listed as possible. If either of the "For All Nominees Listed Above" or "Exception" boxes is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and allocate votes among the nominees as they deem appropriate (except for any nominee specifically excepted by the stockholder), including not casting any votes for one or more nominees. If any of the nominees becomes unavailable for election, which is not currently anticipated, shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the Board of Directors.


                        NOMINEES FOR ELECTION  DIRECTORS

         CHARLES LYONS, 42, has been Chairman of the Board of On Command Corporation since its formation in July 1996. Mr. Lyons has been President, Chief Executive Officer, and director of Ascent since October 1995. Prior thereto, he was President and director of Ascent's predecessors since February 1992. He was Vice President and General Manager, COMSAT Video Enterprises, now Ascent Network Services, Inc., from October 1990 to January 1992. Prior to joining COMSAT, Mr. Lyons was with Marriott Corporation from 1982 to October 1990 in various executive positions. Mr. Lyons was Chairman of the Board of Directors of OCV from December 1994 to October 1996 and has been a Director of OCV since 1992.

         JAMES A. CRONIN, III, 42,has been a Director of On Command Corporation since its formation in July 1996 and was Vice President and Acting Chief Financial Officer from July 1996 until September 1996. Mr. Cronin has been Chief Operating Officer and Executive Vice President, Finance for Ascent since June 1996. Prior to joining Ascent, Mr. Cronin served as a financial and management consultant from 1992 through June 1996 and as a partner in Alfred Checchi Associates, a merchant bank, from 1990 through 1991. Mr. Cronin is also a director of Landair Services, Inc.

         ROBERT M. KAVNER, 53, has been President, Chief Executive Officer, and Director of On Command Corporation since September 1996. Prior thereto, Mr. Kavner was a principal in Kavner & Associates, a consulting firm for media and communication companies. From June 1994 through September 1995, Mr. Kavner was an Executive Vice President of Creative Artists Agency, Inc. Prior to joining Creative Artists Agency, Mr. Kavner was Executive Vice President of AT&T Corp. ("AT&T") and Chief Executive Officer of AT&T's Multimedia Products and Services Group. He was also a member of AT&T's Management Executive Committee. From 1992 to 1994, Mr. Kavner was Group Executive for Communications Products Group of AT&T. From 1988 to 1991, Mr. Kavner was President of AT&T's Data Systems Group. Mr. Kavner is also a director of the Fleet Financial Corp. and Tandem Computers, Incorporated.

         BRIAN A.C. STEEL, 37, has been Executive Vice President, Chief Financial Officer, and Chief Operating Officer of On Command Corporation since September 1996 and a Director of On Command Corporation since October 1996. Prior thereto, Mr. Steel was Executive Vice President, Strategic Development, and Chief Financial Officer for TELE-TV since August 1995. Prior to joining TELE-TV, Mr. Steel was Vice President, Strategic Development of Pacific Telesis Enhanced Services, General Manager of Pacific Telesis Electronic Publishing Services, and Executive Director, Corporate Development of Pacific Telesis Group from January 1994 to July 1995. Prior to joining Pacific Telesis, Mr. Steel was a principal in Conversion Management Associates from January 1993 to December 1993. From June 1986 to December 1992, Mr. Steel was employed by Shearson Lehman Brothers Inc. as Senior Vice President, Real Estate Merchant Banking Group and First Vice President, E.F. Hutton Properties.

         GARY L. WILSON, 57,has been a Director of On Command Corporation since October 1996. Mr. Wilson has also been co-chairman of the board and a principal investor in NWA, Inc., a parent of Northwest Airlines and several other transportation-related subsidiaries since January 1991. He served as Executive Vice President and Chief Financial Officer of The Walt Disney Company from 1985 to 1990. Mr. Wilson is also a director of The Walt Disney Company and CB Commercial Real Estate Services Group, Incorporated.

         WARREN Y. ZEGER, 50, has been a Director of On Command Corporation since October 1996. He has also been Vice President, General Counsel, and Secretary of COMSAT since August 1994. He was Vice President and General Counsel of COMSAT from March 1992 to July 1994, Acting General Counsel from September 1991 to March 1992 and Associate General Counsel of COMSAT and Vice President, Law of its World Systems Division from February 1988 to September 1991. Mr. Zeger was a director of OCV from December 1994 through April 1996.


                     OTHER INFORMATION CONCERNING DIRECTORS

         COMMITTEES

                 As of October 1996, the Board has two standing committees, described below.

                 The Audit Committee consists of Messrs. Wilson and Zeger. The Committee makes recommendations to the Board of Directors concerning the selection of independent public accountants; confers with the independent public accountants to determine the scope of the audit that such accountants will perform; receives reports from the Independent Public Accountants and transmits such reports to the Board of Directors, and after the close of the fiscal year, transmits to the Board of Directors the financial statements certified by such accountants; inquires into, examines and makes comments on the accounting procedures of the Company and the reports of the Independent Public Accountants; considers and makes recommendations to the Board of Directors upon matters presented to it by the officers of the Company pertaining to the audit practices and procedures adhered to by the Company; considers and makes recommendations to the Board of Directors in respect of the financial affairs of the Company, including matters related to the capital structure and requirements, financial performance, dividend policy, capital and significant capital commitments; and reviews and approves the Company's overall financial policies and procedures, spending controls, systems integrity, balance sheet reserve levels, and revenue and expense accountability. The Committee met once in 1996 and all incumbent directors who were members of the Audit Committee in 1996 attended such meeting.

                 The Compensation Committee consists of Messrs. Cronin, Lyons and Wilson. The Committee approves long-term compensation for senior executives; considers and makes recommendations to the Board of Directors with respect to: programs for human resources development and management organization and succession; salary and bonus for senior executives; and compensation matters and policies and employee benefit and incentive plans; and exercises authority granted to it to administer such plans. In addition, the Compensation Committee recommends to the Board of Directors qualified candidates for election as directors and as Chairman of the Board, and considers, acts upon or makes recommendations to the Board of Directors with respect to such other matters as may be referred to it by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. It will consider candidates recommended by stockholders, if the recommendations are submitted in writing to the Secretary of the Company. The Committee met twice during 1996 and all incumbent directors who were members of the Compensation Committee in 1996 attended such meeting.


         DIRECTORS COMPENSATION

                 In 1996 the Company did not have a compensation program for Directors and none of the Directors received compensation for their service as Directors for the Company, although the Directors are reimbursed by the Company for expenses actually incurred in connection with attending meetings of the Board of Directors and Committees thereof.

                 On March 17, 1996, the Board of Directors adopted a compensation plan for Independent Directors, which is defined for purposes of such compensation as a Director who is not an employee of the Company nor an officer or employee of Ascent or COMSAT, so long as Ascent or COMSAT, respectively, directly or indirectly holds 50% or more of the outstanding Common Stock of the Company. Such Independent Directors will receive an annual retainer of $6,000 in cash, payable quarterly; $500 for each Board of Directors meeting attended by such Director; and $500 for each official Committee of the Board of Directors meeting attended by an Independent Directors for which such Director is a member. Each Independent Director who is also a chairman of an official Committee of the Board of Directors will receive an additional annual fee of $2,000 payable quarterly. In addition, the Board of Directors approved the 1997 Non-employee Directors Stock Plan to grant annual awards of the Company's Common Stock and options to purchase the Company's Common Stock to Independent Directors. -- See PROPOSAL 3 --

                 Executive compensation is described beginning on page 6.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 Mr. Kavner was a member of the Compensation Committee of the Board of Directors of Ascent from January 1996 through March 1997. Messrs. Cronin and Lyons have been on the Compensation Committee of On Command Corporation from October 1996. There were no other compensation committee interlocks or insider participation in compensation decisions during 1996.


            PROPOSAL 2     ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN
                           ("EMPLOYEE PURCHASE PLAN")

                 On March 17, 1997, the Board of Directors unanimously adopted, subject to stockholder approval, the Company's 1997 Employee Stock Purchase Plan ("Employee Purchase Plan"). The stockholders are asked to approve the adoption of the Employee Purchase Plan. In general, the Employee Purchase Plan authorizes the Company to sell shares of its Common Stock to employees of the Company and its subsidiaries at a purchase price of 90% of the fair market value of such shares.

                 The Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the Employee Purchase Plan because the ability to sell shares of the Company's Common Stock to employees at a discount from the then current market price and without commissions and other charges will assist the Company in attracting and retaining experienced and capable persons who can make significant contributions to the further growth and success of the Company. Moreover, the Board of Directors believes that offering the employees of the Company and its subsidiaries the opportunity to become owners of capital stock of the Company will help to further identify their interests with those of the Company's stockholders generally.

                 The following is a description of the material provisions of the Employee Purchase Plan. A copy of the proposed Employee Purchase Plan is set forth in Appendix "A" to this Proxy Statement. The summary which follows is not intended to be complete and reference should be made to the Employee Purchase Plan for a complete statement of its terms and provisions.


         GENERAL

                 The Employee Purchase Plan authorizes the granting of options to employees in three-month offering periods pursuant to a plan intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code"). The Employee Purchase Plan is not subject to the provisions of ERISA, and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options under the Employee Purchase Plan will be used for general corporate purposes.

         Securities Subject to the Employee Purchase Plan

                 The Employee Purchase Plan provides for an aggregate number of 180,000 shares of the Company's Common Stock which may be issued thereunder. The Employee Purchase Plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding options in the event of a stock split, stock dividend or certain other similar changes in the Company's Common Stock and in the event of a merger, consolidation or certain other types of recapitalizations of the Company.

         Administration of the Employee Purchase Plan

                 The Employee Purchase Plan is administered by the Company, acting through its chief operating officer, who receives no compensation for serving as administrator of the Employee Purchase Plan. All costs of administering the Employee Purchase Plan and of granting and exercising options under the Employee Purchase Plan are paid by the Company.

         Eligibility to Participate

                 Each employee of the Company who has been employed by the Company for at least two weeks prior to an Offering Period (as defined below), who is customarily employed by the Company for more than 20 hours per week and who is customarily employed by the Company for more than five months per calendar year, is eligible to participate in the Employee Purchase Plan. The Company presently has approximately 700 employees who are eligible to participate under the Employee Purchase Plan. Directors who are not employees of the Company are not eligible to participate in the Employee Purchase Plan.

                 No options may be granted under the Employee Purchase Plan to an employee who immediately after the granting of the option would own stock (including stock which the individual may purchase under outstanding options) possessing more than 5% of the total voting power or value of all classes of stock of the Company, or any parent or subsidiary corporation. In addition, no employee may be granted an option which would permit his rights to purchase stock under all Code Section 423 employee stock purchase plans of the Company, or any parent or subsidiary corporation to accrue at a rate which exceeds $25,000 of the fair market value of such stock (as of the time the option is granted) for each calendar year in which such option is outstanding.

         Grant and Automatic Exercise of Options

                 Subject to limitations contained in the Employee Purchase Plan, participating employees are granted non-transferable three month options on a date determined by the Company (each such three month period is referred to herein as an "Offering Period"). The cash compensation payable by the Company to a participating employee is reduced through payroll deductions expressed as a whole percentage of such employee's compensation, not to exceed 10% of compensation, as elected by the employee. Such payroll deductions are contributed to the Company upon the exercise of an employee's option to purchase shares of the Company's Common Stock under the Employee Purchase Plan. Under no circumstances shall an employee receive any interest on payroll deductions credited to his or her account under the Employee Purchase Plan.

                 Options granted under the Employee Purchase Plan entitle a participating employee to purchase the number of whole shares of the Company's Common Stock determined by dividing his or her total payroll contributions for each Month during the Offering Period ("Purchase Period") by the purchase price for such shares. (As used in the Employee Purchase Plan, a "Month" will mean the period encompassing two consecutive payroll payment dates commencing on the 2rd day of a month and ending on the 22nd day of the following month. Each such "Month" will correspond directly to a "Purchase Period.") The employee is deemed to have automatically exercised his or her option on the last day of each Purchase Period, unless the employee notifies the Company in writing, at least two weeks prior to the last day of a Purchase Period, that the option shall not be exercised. In that event, the Company shall return the amount of payroll contributions credited to such employee's account under the Employee Purchase Plan to the employee and cancel the option. An employee who elects not to exercise his/her option for a given Purchase Period will be deemed to have withdrawn from the Employee Purchase Plan for the remaining time left in the corresponding Offering Period. Each option expires on the last day of each Offering Period immediately after the automatic exercise of the option for the last Purchase Period of such Offering Period as described herein.

                 No fractional shares of stock shall be purchased upon exercise of options and any funds credited to an employee's account, remaining after purchases of whole shares of stock upon exercise of an option shall remain credited to such employee's account and carried forward for purchase of whole shares of stock pursuant to the option, if any, granted to such employee for the next following Purchase Period.

         Purchase Price

                 The purchase price for the shares issuable upon automatic exercise of the options on the last day of the Purchase Period equals 90% of the fair market value of such shares on the last day of the Purchase Period. For purposes of the Employee Purchase Plan, the fair market value of the shares of Common Stock on any date is considered to be: (a) if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal; (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or (d) if none of the foregoing is applicable, by the Board of Directors in good faith.

                 The fair market value of the Company's Common Stock (as determined pursuant to the above formula) on April 10, 1997, was $10.50 per share.

         Cessation of Participation

                 An employee shall cease to participate in the Employee Purchase Plan when the employee (i) gives written instructions to the Company to terminate such employee's participation in the Employee Purchase Plan, (ii) resigns or is discharged from employment by the Company, or has a leave of absence, or (iii) dies. However, during certain leaves of absence an employee may continue to participate in the Employee Purchase Plan. As soon as practicable after cessation of participation, all funds credited to such employee's account under the Employee Purchase Plan will be returned to such employee, without payment of any interest thereon.

         Adjustments to Stock

                 The administrator shall make appropriate adjustments to the aggregate number of shares of Common Stock subject to the Employee Purchase Plan, the number of shares of Common Stock subject to outstanding options and the price per share thereof if there is any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company. If, however, the Company is not the surviving corporation in any such merger or reorganization, every option under the Employee Purchase Plan shall terminate upon the consummation of such merger or reorganization, unless the surviving corporation shall issue a new option therefor or assume the option then existing under the Employee Purchase Plan. Options terminating upon the consummation of a merger or reorganization shall be exercisable prior to such consummation.

         Restrictions on Transfer

                 Each participant in the Employee Stock Purchase Plan may dispose of the Common Stock acquired through such plan during two distinct one month periods during each year, currently set by the Board of Directors to be May and November; however, if Participants are otherwise prohibited from disposing of the shares purchased in the Purchase Period during any such May or November (a "Black-Out Month") due to other restrictions (the "Other Restrictions"), such Participants shall be permitted to sell the shares they were prohibited from selling during the Black-Out Month during the next subsequent one month period during which there are no Other Restrictions.

         Amendment and Termination of Plan

                 Subject to the foregoing, the Board of Directors may not, without prior stockholder approval, amend the Employee Purchase Plan so as to increase the maximum number of shares of Common Stock subject to the Employee Purchase Plan, change the designation or class of employees eligible to receive options under the Employee Purchase Plan or amend the Employee Purchase Plan in any manner which would constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act, or cause the Employee Purchase Plan to cease to be an employee stock purchase plan under Section 423 of the Code.

                 Although the Company expects to continue the Employee Purchase Plan until all shares of the Company's Common Stock reserved for issuance under the Employee Purchase Plan have been so issued, the Company's Board of Directors may terminate the Employee Purchase Plan at any time with respect to any shares not then subject to an option under the Employee Purchase Plan and, except as indicated above, may modify the Employee Purchase Plan from time to time.


         FEDERAL INCOME TAX CONSEQUENCES

                 The income tax consequences of the Employee Purchase Plan under current federal law are summarized below. The discussion is intended to provide only general information. State and local income tax consequences are not discussed. The Employee Purchase Plan is intended to qualify as an "employee stock purchase plan," as defined in Section 423 of the Code.

                 If an option is granted to an employee under the Employee Purchase Plan, no taxable income will result to such employee on the date the option is granted or on the date the option is exercised. If the employee does not dispose of the shares of Common Stock purchased upon exercise of the option within two years after the date on which the option was granted or within one year after the transfer of the shares of such Common Stock to the employee (the "Holding Period"), or the employee dies while owning the shares, the employee will be taxed in the year in which the shares are disposed of, or the year closing with the employee's death, as follow:

                 The employee will be subject to ordinary income tax on an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares on the date on which they were disposed of over the amount paid for the shares, or (ii) the excess, if any, of the fair market value of the shares on the date the option was granted over the option price; and

                 Further gain realized by the employee in the disposition of the shares (after increasing the basis of such shares by the amount of ordinary income realized as described in (a) above) will be taxed as capital gain.

                 If the employee disposes of the shares of Common Stock purchased upon exercise of the option before the expiration of the Holding Period, the employee will realize ordinary income, reportable for the year of the disposition of such shares, to the extent of the excess of the fair market value of such shares on the date on which the option was exercised, over the option price for such shares. Any additional gain realized will be taxable as capital gain. If the Common Stock is disposed of before the expiration of the Holding Period and the amount realized is less than the fair market value of the Common Stock at the time of exercise, the employee will realize
         (i) ordinary income to the extent of the excess of the fair market value of such Common Stock on the date on which the option was exercised, over the option price for such Common Stock and (ii) capital loss to the extent the fair market value of such Common Stock on the exercise date exceeds the amount realized on the sale. If the employee realizes ordinary income such income would be deductible by the Company for Federal income tax purposes provided such amount constitutes an ordinary and necessary business expense.


         VOTE AND RECOMMENDATIONS

                 The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the Meeting is required to adopt the Employee Purchase Plan. Abstentions as to this Proposal 2 will be treated as votes against Proposal 2. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked Proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

              PROPOSAL 3  ADOPTION OF 1997 NON-EMPLOYEE DIRECTORS
                        STOCK PLAN ("DIRECTORS PLAN")

                 On March 17, 1997, the Board of Directors unanimously adopted, subject to stockholder approval, the Company's 1997 Non-employee Directors Stock Plan ("Directors Plan"). The stockholders are asked to approve the adoption of the Directors Plan. The Board of Directors believes that the Directors Plan will be an important factor in attracting and retaining qualified directors essential to the success of the Company and in aligning their long-term interests with those of the stockholders.

                 The following is a description of the material provisions of the Directors Plan. A copy of the proposed Plan is set forth in Appendix "B" to this Proxy Statement. The summary which follows is not intended to be complete and reference should be made to the Directors Plan for a complete statement of its terms and provisions.


         GENERAL

                 The Directors Plan authorizes the granting of an award of 400 shares of the Company's Common Stock and a non-qualified option to purchase 4,000 shares of the Company's Common Stock (an "Option") to each Independent Director ("Optionee") on an annual basis. The Directors Plan is not subject to the provisions of ERISA, and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options under the Directors Plan will be used for general corporate purposes.

         Securities Subject to the Directors Plan

                 The aggregate number of shares of the Company's Common Stock which may be issued upon exercise of Options granted under the Directors Plan plus the number of shares which may be awarded pursuant to the Directors Plan will not exceed 110,000.

                 The Directors Plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding options and stock awards in the event of a stock split, stock dividend or certain other similar changes in the Company's Common Stock and in the event of a merger, consolidation or certain other types of recapitalizations of the Company.

         Administration of the Directors Plan

                 The Directors Plan provides for administration by the Board of Directors.

                 All expenses and liabilities that the members of the Board incur in connection with the administration of the Directors Plan will be borne by the Company. The Board is authorized to interpret the Directors Plan and the options granted pursuant to the

         Directors Plan and to adopt such rules for the administration, interpretation and application of the Directors Plan and options as are consistent therewith and to interpret, amend or revoke any such rules.

         Eligibility to Participate

                 A Director who is not an employee of the Company nor an officer or employee of Ascent or COMSAT so long as Ascent or COMSAT respectively, directly or indirectly holds 50% or more of the outstanding Common Stock.

         Stock Options - Price

                 The price of a share of Common Stock subject to options granted under the Directors Plan is the fair market value of the Common Stock, defined as (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the fair market value of a share of Common Stock as established by the Board of Directors acting in good faith.

                 The fair market value of the Company's Common Stock (as determined pursuant to the above formula) on April 10, 1997 was $10.50 per share.

         Stock Option Agreements

                 Options granted under the Directors Plan are evidenced by written stock option agreements between the optionee and the Company. Stock options agreements must be consistent with the Directors Plan but need not contain identical provisions.

         Exercise of Options

                 Subject to the limitations contained in the Directors Plan, options are generally exercisable 25% on the first anniversary of the date of grant of such Option, 50% on the second anniversary of the date of grant of such Option and 100% on the third anniversary of the date of grant of such Option. No portion of an Option which is unexercisable at termination of Independent Director's directorship will thereafter become exercisable.

                 Options are exercisable by written notice to the Company, specifying the number of shares of Common Stock being purchased, accompanied by payment of the purchase price for such shares. The option price may be paid in cash or, with the consent of the Board of Directors, by delivery of shares of any class of the Company's stock already owned by the Optionee or issuable to the Optionee upon exercise of the option, or a full recourse promissory note containing terms and conditions prescribed by the Board. Any shares of stock tendered in exercise of an option are valued at their fair market value on the date of their delivery to the Company.

                 The Company will issue and deliver certificates for shares of Common Stock purchased upon the exercise of any Option after the fulfillment of certain conditions, including the payment to the Company or the Subsidiary of all amounts which are required to be withheld under Federal, state or local law in connection with the exercise of the Option. Such payment may be effected by the Company's retention of shares otherwise issuable upon such exercise. The number of shares retained will equal the minimum whole number of shares equaling or exceeding the amount of required tax withholding. The Company will pay cash to the Optionee for any fractional share retained in excess of the required withholding.

                 The Option, or relevant portion thereof, will be exercised when the Optionee makes a full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Board the terms of the Option may (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee for a period of not less than six months, duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Board, or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv). In the case of a promissory note, the Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

         Expiration of Options

                 The Board will provide in the terms of each stock option agreement when such Option expires and becomes unexercisable. The Board currently provides that each option will expire twelve (12) months from the date of the Optionee's death; twelve (12) months from the date of the Optionee's Termination of Directorship (as defined in the Directors Plan) by reason of his/her permanent and total disability; three (3) months from the date of the Optionee's Termination of Directorship for any reason other than such Optionee's death or his/her permanent and total disability, unless the Optionee dies within said three-month period; and in any event, if not expired earlier due to the factors described herein, ten years from the date the Option was granted.

         Merger, Consolidation, Acquisition, Liquidation or Dissolution of the Company

                 In addition, in the event of a merger or consolidation in which the Company is not the surviving entity, the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, the complete liquidation or dissolution of the Company or any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or person different from those who held such securities immediately prior to such merger, then the Option will automatically expire, provided, however, that any Option granted or deemed regranted within six months of such transaction shall remain exercisable until the expiration of six months and one day from the later of the date such Option was granted or the date such Option was deemed regranted.

         Restrictions on Transfer of Options

                 Options under the Directors Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution.

                 In addition to the foregoing, Directors may not offer or sell the shares of Common Stock they acquire upon exercise of Options under the Directors Plan unless such offers and sales are made pursuant to an effective Registration Statement under the Securities Act or 1933, as amended, (the "Securities Act") or pursuant to an appropriate exemption from the registration requirements of the Securities Act or, if available to the selling stockholder, within the limitations and subject to conditions set forth in Rule 144 promulgated under the Securities Act. Upon such offers and sales, any of such persons may be deemed to be an "underwriter" as that term is defined in Section 2(11) of the Securities Act. Persons through whom any of such persons may sell may also be deemed to be underwriters.

                 Additionally, under Section 16(b) of the Exchange Act, any person who is a beneficial owner of more than 10% of any class of equity security of the Company, any person who is an officer of the Company for purposes of Section 16 of the Exchange Act, any person who is a Director of the Company, and any person performing a similar function, may be liable to the Company for profit realized from any purchase and sale (or any sale and purchase) of any equity security of the Company, occurring within a period of less than six months, irrespective of the intention on the part of such person in entering into the transaction. The exercise of an option acquired under the Directors Plan is not considered a purchase under Section 16 of the Exchange Act, provided such option is held for a period of at least six months following the date of grant of such option. In determining whether a person is the beneficial owner of any class of Common Stock of the Company, such person may be required to include shares of Common Stock issuable upon exercise of options or warrants or upon conversion of convertible securities. The term "equity security" may include rights to acquire capital stock upon exercise of warrants or options or upon conversion of convertible securities, or otherwise.

         Amendment of the Directors Plan

                 The stockholders of the Company must approve all amendments to the Directors Plan which increase the number of shares which are authorized for issuance upon exercise of options (except for anti-dilution adjustments), materially modify the eligibility requirements, or amend or modify the Directors Plan in a manner requiring shareholder approval under Rule 16b-3. In all other respects, the Directors Plan may be amended, suspended, or terminated by the Board of Directors. No such amendment, suspension, or termination may, however, alter or impair the rights or obligations of the holders of outstanding options or stock appreciation rights without the consent of such holders.

         Conformity to Securities Laws

                 The Directors Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Directors Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Directors Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.


         FEDERAL INCOME TAX CONSEQUENCES

                 The income tax consequences of the Directors Plan under current Federal law are summarized below. The discussion is intended to provide only general information. State and local income tax consequences are not discussed.

                 Non-Qualified Stock Options. Holders of non-qualified stock options will not realize income for federal income tax purposes as a result of the grant of the option, but normally will realize compensation income upon exercise of the non-qualified stock option to the extent that the fair market value of the shares on the date of exercise of the option exceeds the aggregate option exercise price paid. The Company is entitled to a deduction in the same amount at the same time of exercise of the option, provided that the Company withholds taxes on the ordinary income realized by an Optionee upon the exercise of a non-qualified stock option.

                 Optionees who are subject to the short-swing profits restrictions of Section 16(b) of the Exchange Act ("Insiders") may be affected by Section 83(c) of the Code. Section 83(c) provides generally that, unless the Insider otherwise elects, so long as the sale of securities at a profit could subject an Insider to suit under
         Section 16(b), the imposition and calculation of the tax on any compensation income realized will be deferred until the six-month 16(b) period expires. Amendments to the rules under Section 16 of the Exchange Act, effective May 1, 1991, provide that option exercises will not constitute "purchases" for Section 16(b) purposes. As a result, Section 83(c) will no longer apply to option exercises (provided the option has been held for six months or more) and Insiders will be taxed on the difference between the option exercise price and the fair market value of the stock at the date of exercise.

                 Pursuant to the Directors Plan, a holder of non-qualified stock options may exercise such options through delivery of shares of the Company's Common Stock already held by such holder. The tax consequences resulting from the exercise of non-qualified stock options through the delivery of already-owned shares are not completely certain. The Internal Revenue Service in a published ruling has taken the position that the tax consequences of exercising options with shares of the Company's Common Stock must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as compensation income). Specifically, to the extent the number of shares of the Company's Common Stock acquired upon exercise of the options equals the number of shares of Common Stock delivered, the Optionee will not recognize gain and the Optionee's basis in the Common Stock acquired upon such exercise will equal the Optionee's basis in the surrendered shares of the Common Stock. Any additional shares of the Common Stock acquired upon such exercise will result in compensation income to the Optionee in an amount equal to their then fair market value and, accordingly, the basis in such additional shares of the Common Stock will be their fair market value.

                 A holder exercising a non-qualified stock option may elect to pay amounts required to be withheld under Federal, state or local law in connection with the exercise of the option by having a portion of the shares purchased upon exercise retained by the Company. The shares of stock retained will be treated as sold to the Company and the holder generally will not realize a gain on the sale, unless the option is exercised through the delivery of already-owned shares. If the option is exercised through the delivery of already-owned shares, the holder may realize gain on the shares of stock retained by the Company to the extent the fair market value of the shares retained on the date of exercise of the option exceeds the holder's basis in such shares delivered.

                 Also, a holder exercising a non-qualified stock option may elect to pay for the shares of stock purchased upon exercise and all applicable withholding taxes by having a portion of the shares of stock purchased upon exercise sold by the holder's broker and the proceeds of the sale paid to the Company. The holder will realize additional gain or loss on the sale of the shares of stock by the holder's broker based on the difference between the fair market value of the shares of stock on the exercise date and the sale price.

                 Stock Awards. A director receiving an annual 400-share Stock Award will recognize income in the year of receipt in an amount equal to the fair market value of the shares on the award date.

         VOTE AND RECOMMENDATIONS

                 The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the Meeting is required to adopt the Directors Plan. Abstentions as to this Proposal 3 will be treated as votes against Proposal 3. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 3 and will not be counted as votes for or against Proposal 3. Properly executed, unrevoked Proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the proxy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 1997 NON-EMPLOYEE DIRECTORS STOCK PLAN.


                    PROPOSAL 4  APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

                 The stockholders will vote at the meeting to appoint independent public accountants to audit and certify to the stockholders the financial statements of the Company for the fiscal year ending December 31, 1997. The Board of Directors has recommended the appointment of Deloitte & Touche L.L.P. as such independent public accountants; they acted in such capacity for fiscal year 1996. Representatives of Deloitte & Touche will be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.


         VOTE AND RECOMMENDATIONS

                 The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the Meeting is required to appoint Deloitte & Touche as the independent public accountants. Abstentions as to this Proposal 3 will be treated as votes against Proposal 3. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 3 and will not be counted as votes for or against Proposal 3. Properly executed, unrevoked Proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the proxy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPOINTMENT OF DELOITTE & TOUCHE L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         RELATIONSHIP WITH ASCENT

                 Ascent owns approximately 58% of the Company's issued and outstanding Common Stock. For so long as Ascent continues to own more than 50% of the outstanding voting stock of the Company, Ascent will be able, among other things, to approve any corporate action requiring majority stockholder approval, including the election of a majority of the Company's directors, effect amendments to the Company's Certificate of Incorporation and Bylaws and approve any other matter submitted to a vote of the stockholders without the consent of the other stockholders of the Company. In addition, through its representation on the Board of Directors, Ascent is able to influence certain decisions, including decisions with respect to the Company's dividend policy, the Company's access to capital (including the decision to incur additional indebtedness or issue additional shares of Common Stock), mergers or other business combinations involving the Company, the acquisition or disposition of assets by the Company and any change in control of the Company.

                 The Company and Ascent have entered into a Management Services Agreement pursuant to which Ascent provides certain management services, including insurance, administration, coordination and advisory services regarding corporate financing, employee benefits administration, public relations and other corporate functions to the Company and makes available certain of its employee benefit plans to the Company's employees. Pursuant to the Services Agreement, the Company pays to Ascent (i) an annual fee of $1.2 million, (ii) the actual cost to Ascent of the benefits provided to the Company's employees and (iii) certain of Ascent's actual out-of-pocket expenses in connection with the Services Agreement (not including overhead and the cost of its personnel). Further, the Company will indemnify Ascent from all damages from Ascent's performance of services under the Services Agreement unless such damages are caused by willful breach by Ascent or willful misconduct or gross negligence by Ascent's employees in fulfilling its obligations under the Services Agreement. Ascent will indemnify the Company from damages arising from willful breach by Ascent or gross negligence or willful misconduct by Ascent's employees in the performance of the Services Agreement. The Services Agreement is for an initial term through December 31, 1999, renewable for additional one-year terms by Ascent upon notice to On Command which election Ascent may exercise as long as it and its subsidiaries own at least 50% of the outstanding Common Stock. The Services Agreement is subject to the termination by either party upon 60 days prior notice if Ascent fails to own the largest percentage and at least 40% of the Company's outstanding securities.

                 The Company and Ascent have also entered into a Corporate Agreement that governs certain other relationships and arrangements between the Company and Ascent. Pursuant to the Corporate Agreement, for so long as Ascent beneficially owns, directly or indirectly, the largest percentage (and at least 40%) of the outstanding securities of the Company entitled to be cast for the election of directors, Ascent may propose, at each election of directors, a slate of directors, or in the case of vacancies, individual directors, for election so that at all times during the term of the Corporate Agreement, a majority of the Board of Directors of the Company is comprised of persons designated by Ascent. In addition, pursuant to the Corporate Agreement, for so long as Ascent owns the largest percentage (and at least 40%) of the outstanding OCC Common Stock (i) the Company will not incur any indebtedness, other than that under its existing Credit Facility (and refinancings thereof) and indebtedness incurred in the ordinary course of business which together shall not exceed $116 million in the aggregate as of June 30, 1997 or $130 million as of December 31, 1997, or issue any equity securities or any securities convertible into equity securities without Ascent's prior consent, (ii) the Company may not amend its Certificate of Incorporation or Bylaws without Ascent's prior consent, and (iii) the Company will utilize reasonable cash management procedures and use its reasonable best efforts to minimize the Company's excess cash holdings.

         DIRECTOR LOAN

                 The employment agreement with Mr. Steel provided that, in order to facilitate such executive's transition to the Company, Ascent would cause a $240,000 unsecured, no interest loan (the "Transition Loan") to be made to Mr. Steel at the Effective Time. The Transition Loan will be due and payable by Mr. Steel on September 11, 1997; provided that if Mr. Steel is still employed by Ascent, OCC, OCV or any of their successors or affiliates on such date or if Mr. Steel's employment has terminated other than for cause prior to such date, the Transition Loan will be forgiven in its entirety.


                                 OTHER MATTERS

                 At April 25, 1997, management knew of no other matters to be presented for action at the meeting. If any other matter is properly introduced, the persons named in the accompanying form of proxy will vote the shares represented by the proxies according to their judgment.

                 The Company will bear all costs of the proxy solicitation. In addition to the solicitation by mail, the Company's directors, officers and employees, without additional compensation, may solicit proxies by telephone, personal contact or other means. The Company also has retained D.F. King to assist in the solicitation, at a cost of $1,500. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in forwarding proxy materials to the beneficial owners.

                 Stockholders wishing to submit proposals for consideration at the 1998 Annual Meeting should submit them in writing to the Secretary, On Command Corporation., 6331 San Ignacio Avenue, San Jose, California 95119, to be received no later than December 14, 1997.

                 This proxy statement is provided by direction of the Board of Directors.




                                                         Jill E. Fishbein
                                                   Senior Vice President, Legal,
                                                   General Counsel and Secretary

San Jose, California
April 25, 1997

                                   APPENDIX A

                             ON COMMAND CORPORATION

                       1997 EMPLOYEE STOCK PURCHASE PLAN

                           As Adopted March 17, 1997


         1. ESTABLISHMENT OF PLAN. On Command Corporation (the "COMPANY") proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this "PLAN"). For purposes of this Plan, "PARENT CORPORATION" and "SUBSIDIARY" (collectively, "SUBSIDIARIES") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "CODE"). The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 180,000 shares of the Company's Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

         2. PURPOSE. The purpose of this Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "BOARD") as eligible to participate in this Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

         3.  ADMINISTRATION.

         (a) The Board shall appoint the Chief Operations Officer and Executive Vice of the Corporation to serve as "PLAN ADMINISTRATOR". Except where the Plan specifically reserves the determination of matters to the Board or a committee appointed by the Board (the "COMMITTEE"), the Plan shall be administered by the Plan Administrator. In addition to his or her duties with respect to the Plan stated elsewhere in the Plan, the Plan Administrator shall have full authority, consistently with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as he or she deems desirable and to make all other determinations necessary or desirable for the administration of the Plan. Except as provided in paragraph (b), all decisions, determinations and interpretations of the Committee shall be binding upon all persons.

         (b) If a claim for benefits under the Plan is wholly or partially denied by the Plan Administrator, the claimant may request the Board (or Committee if one is appointed) to review the denial of his or her claim. The Board (or Committee if one is appointed) shall make a decision and furnish such decision to the claimant within a reasonable period of time after the request for review is made. All decisions of the Board or Committee, as appropriate,
shall be final and binding upon all persons.   All expenses incurred in
connection with the administration of this Plan shall be paid by the Company.

         4. ELIGIBILITY. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

         (a) employees who are not employed by the Company or Subsidiaries ten days before the beginning of such Offering Period;

         (b) employees who are customarily employed for less than twenty (20) hours per week;

         (c) employees who are customarily employed for less than five (5) months in a calendar year;

         (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries;

         (e) individuals who provide services to the Company as independent contractors whether or not reclassified as common law employees, unless the Company withholds or is required to withhold U.S. Federal employment taxes for such individuals pursuant to Section 3402 of the Code.

         5. OFFERING DATES. The offering periods of this Plan (each, an "OFFERING PERIOD") shall be in three month periods commencing on the 23rd day of each of January, April, July, and October and ending on the 22nd day of each of April, July, October and January of the following calendar year, respectively during which payroll deductions of the participants are accumulated under this Plan. "PURCHASE PERIODS" shall be the monthly periods commencing on the 23rd day of each month and ending on the 22nd day of the next subsequent month during the Offering Period. The first business day of each Offering Period is referred to as the "OFFERING DATE". The last business day of each Purchase Period is referred to as the "PURCHASE DATE". The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

         6. PARTICIPATION IN THIS PLAN. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company's Legal Department (the "LEGAL DEPARTMENT") not later than the 15 days before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Legal Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Legal Department not later than 15 days prior to preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

         7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Dates up to that number of shares of Common Stock of the

Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during each such Purchase Period by ninety percent (90%) of the fair market value of a share of the Company's Common Stock on such Purchase Date, provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Offering Period, or (b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Offering Period. The fair market value of a share of the Company's Common Stock shall be determined as provided in
Section 8 hereof.

         8. PURCHASE PRICE. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be ninety percent (90%) the fair market value on the Purchase Date. For purposes of this Plan, the term "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                        (a) if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

                        (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

                        (c) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

 (d)       if none of the foregoing is applicable, by the Board in good faith.


         9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

         (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the participant's compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Board or Committee, as appropriate.
Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

         (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Legal Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Legal Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Legal Department a new authorization for payroll deductions not later than 15 days before the beginning of such Offering Period.

         (c) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         (d) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Purchase Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

         (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his option.

         (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under this Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         10.  LIMITATIONS ON SHARES TO BE PURCHASED.

         (a) No employee shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

         (b) No more than two hundred percent (200%) of the number of shares determined by using ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

         (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "MAXIMUM SHARE AMOUNT"). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

         (d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

         (e) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

         11.  WITHDRAWAL.

         (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Legal Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of a Purchase Period.

         (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

         (c) As long as a participant is participating in the Plan as of the end of an Offering Period and has not filed a notice of withdrawal as set forth above, the Company will automatically enroll such participant in the subsequent Offering Period. A participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period.

         12. TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety
(90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         13. RETURN OF PAYROLL DEDUCTIONS. In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

         14. CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

         15. NONASSIGNABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

         16. REPORTS. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

         17. DISPOSITION. Participants may only dispose of the shares purchased in Purchase Periods pursuant to the Plan during two distinct one-month periods which are May and November; however, if Participants are otherwise prohibited from disposing of the shares purchased in the Purchase Period during any such May or November (a "BLACK-OUT MONTH") due to other restrictions (the "OTHER RESTRICITIONS"), such Participants shall be permitted to sell the shares they were prohibited from selling during the Black-Out Month during the next subsequent one month period during which there are no Other Restrictions. The Board may change such periods, in accordance with Section 25 below, but in no event shall the Board change such time periods upon less than thirty (30) days notice. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Purchase Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "NOTICE PERIOD"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

         18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

         19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This
Section 19 shall take precedence over all other provisions in this Plan.

         20. NOTICES. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. TERM; STOCKHOLDER APPROVAL. After this Plan is adopted by the Board, this Plan will become effective on the date that is the first Offering Date after this Plan has been approved by the stockholders of the Company, in any manner permitted by applicable corporate law, which shall be within twelve
(12) months after the date this Plan has been adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

         22.  DESIGNATION OF BENEFICIARY.

         (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

         25. AMENDMENT OR TERMINATION OF THIS PLAN. The Board may at any time amend, terminate or the extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with
Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

         (a)  increase the number of shares that may be issued under this Plan;

         (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or

         (c) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

                                   APPENDIX B

                             ON COMMAND CORPORATION
                     1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

         On Command Corporation (the "Company"), a Delaware corporation, hereby adopts the 1997 Non-employee Directors Stock Plan (the "Plan"), effective upon the later to occur of: (i) affirmative vote of at least 50.1% of the Company's stockholders and (ii) the a registration statement filed with the Securities and Exchange Commission covering the shares subject to this Plan (as set forth in Article II, Section 1 below) is effective or deemed effective, for the benefit of its eligible Independent Directors (as such term is defined below).

         The purposes of this Plan are as follows:

         (1) To provide an additional incentive for Directors of the Company to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and rights which recognize such growth, development and financial success.

         (2) To enable the Company to obtain and retain the services of Directors considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I

                                  DEFINITIONS

         I.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

         I.2      "Board" shall mean the Board of Directors of the Company.

         I.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         I.4 "Common Stock" shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

         I.5 "Company" shall mean On Command Corporation, a Delaware corporation.

         I.6 "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

                 (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

                 (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

                 (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or person different from those who held such securities immediately prior to such merger.

         I.7      "Director" shall mean a member of the Board.

         I.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         I.9 "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Board acting in good faith.

         I.10 "Independent Director" shall mean a Director who is not an employee of the Company nor an officer or employee of Ascent Entertainment Group, Inc. or COMSAT Corporation so long as Ascent Entertainment, Inc. or COMSAT Corporation, respectively, directly or indirectly holds 50% or more of the outstanding Common Stock.

         I.11 "Option" shall mean a stock option granted under Article III of this Plan.

         I.12 "Optionee" shall mean an Independent Director granted an Option under this Plan.

         I.13     "Plan" shall mean the 1997 Non-employee Directors Stock Plan.

         I.14 "Registration Statement" shall mean the Company's Form S-8 Registration Statement to be filed with the Securities and Exchange Commission in connection with this Plan.

         I.15 "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

         I.16     "Stock Award" shall mean an award of shares of Common Stock.

         I.17 "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         I.18 "Termination of Directorship" shall mean the time when an Optionee ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.


                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

         II.1 Shares Subject to Plan. The shares of stock subject to Options and Stock Awards shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such options or upon any such awards under the Plan shall not exceed 110,000 (One hundred ten thousand).

         II.2 Unexercised Options. If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of
Section II.1.


                                  ARTICLE III

                              GRANTING OF OPTIONS

         III.1 Eligibility. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in
Section III.2.

         III.2   Granting of Options

                 (a) On the date that the Company's Registration Statement is declared or deemed to be effective by the Securities Exchange Commission, each individual then serving as an Independent Director (or nominated for election at the first shareholder's meeting to elect Directors following such date) shall be granted an Option to acquire 4,000 shares of Common Stock.

                 (b) As of the close of each annual shareholder's meeting at which Directors are elected, each individual then serving as an Independent Director shall be granted an Option to acquire 4,000 shares of Common Stock.


                                   ARTICLE IV

                                TERMS OF OPTIONS

         IV.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with this Plan.

         IV.2 Option Price. The price per share of the shares subject to each Option shall be the Fair Market Value of a share of Common Stock on the date of grant of the Option.

         IV.3 Option Term. The term of an Option shall be ten (10) years from the date the Option is granted.

         IV.4    Option Vesting

                 (a) Except as set forth below in subsection (b), each Option shall vest as follows:

                                                                            Percent of Option
 Time from Grant Date                                                      Which Is Exercisable
 ---------------------                                                     --------------------
 Prior to the first anniversary of the Grant Date                                   0%

 On the first anniversary of the Grant Date                                        25%

 On the second anniversary of the Grant Date                                       50%

 On the third anniversary of the Grant Date                                       100%

                 (b) No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

         IV.5 Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to serve as an Independent Director of the Company or any Subsidiary until the next annual meeting of stockholders of the Company. Nothing in this Plan or in any Stock Option Agreement hereunder shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.


                                   ARTICLE V

                              EXERCISE OF OPTIONS

         V.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Board may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

         V.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his/her office:

                 (a) A written notice complying with the applicable rules established by the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

                 (b) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

                 (c) In the event that the Option shall be exercised pursuant to Section X.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

                 (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Board the terms of the Option may (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee for a period of not less than six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Board, or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv). In the case of a promissory note, the Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

         V.3 Certain Timing Requirements. At the discretion of the Board, shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Exchange Act, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes made at least six months prior to the payment of such Option price or withholding taxes.

         V.4 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                 (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

                 (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Board shall, in its absolute discretion, deem necessary or advisable;

                 (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable;

                 (d) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience; and

                 (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

         V.5 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

         V.6 Ownership and Transfer Restrictions. The Board, in its discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

         V.7 Limitations on Exercise of Options. No Option may be exercised to any extent by anyone after the first to occur of the following events:

                 (a) The expiration of twelve (12) months from the date of the Optionee's death;

                 (b) the expiration of twelve (12) months from the date of the Optionee's Termination of Directorship by reason of his/her permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

                 (c) the expiration of three (3) months from the date of the Optionee's Termination of Directorship for any reason other than such Optionee's death or his/her permanent and total disability, unless the Optionee dies within said three-month period;

                 (d) a Corporate Transaction; provided, however, that any Option granted or deemed regranted within six months of such Corporate Transaction shall remain exercisable until the expiration of six months and one day from the later of the date such Option was granted or the date such Option was deemed regranted; or

                 (e) The expiration of ten years from the date the Option was granted.



                                   ARTICLE VI

                                  STOCK AWARDS


VI.1 Eligibility. Each Independent Director of the Company shall be eligible to be granted

Stock Awards at the times and in the manner set forth in Section VI.2.

         VI.2    Granting of Stock Awards

                 (a) On the date that the Company's Registration Statement is declared or deemed to be effective by the Securities Exchange Commission, each individual then serving as an Independent Director (or nominated for election at the first shareholder's meeting to elect Directors following such date) shall be granted a Stock Award of 400 shares of Common Stock.

                 (b) As of the close of each annual shareholder's meeting at which Directors are elected, each individual then serving as an Independent Director shall be granted a Stock Award of 400 shares of Common Stock.


                                  ARTICLE VII

                                 ADMINISTRATION

         VII.1 Duties and Powers of Board. It shall be the duty of the Board to conduct the general administration of this Plan in accordance with its provisions. The Board shall have the power to interpret this Plan and the agreements pursuant to which Options are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant under this Plan need not be the same with respect to each Optionee.

         VII.2 Majority Rule. The Board shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Board.

         VII.3   Compensation; Professional Assistance; Good Faith Actions.
All expenses and liabilities which members of the Board incur in connection with the administration of this Plan shall be borne by the Company. The Board may, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Board, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Options, and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.



                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         VIII.1 Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his/her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

         During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him under the Plan. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his/her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         VIII.2 Amendment, Suspension or Termination of this Plan. Unless sooner terminated under this Section VIII.2, the Plan will terminate after the expiration of ten years from the date the Registration Statement is declared or deemed to be effective by the Securities and Exchange Commission. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board, no action of the Board may, except as provided in Section VII.3, increase the limits imposed in Section II.1 on the maximum number of shares which may be issued under this Plan, and no action of the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Notwithstanding the foregoing, except as permitted by the applicable exemptive conditions of Rule 16b-3, the provisions of this Plan relating to formula grants of Options and Stock Awards to Directors, including the amount, price and timing thereof, shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the respective rules thereunder. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options and Stock Awards, alter or impair any rights or obligations under any Options or Stock Awards theretofore granted, unless the award itself otherwise expressly so provides. No Options or Stock Awards may be granted during any period of suspension or after termination of this Plan.

         VIII.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

                 (a) Subject to Section VIII.3(e), in the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option or Stock Award then the Board shall, in such manner as it may deem equitable, adjust any or all of

                          (i)     the number and kind of shares of Common Stock
(or other securities
or property) with respect to which Options may be granted under the Plan, or which may be granted as Stock Awards (including, but not limited to, adjustments of the limitations in Section II.1 on the maximum number and kind of shares which may be issued),

                          (ii)    the number and kind of shares of Common Stock
(or other securities or property) subject to outstanding Options and in the number and kind of shares of outstanding Stock Awards, and

                          (iii)   the grant or exercise price with respect to
any Option.

                 (b) Subject to Section VIII.3(e), in the event of any corporate transaction or other event described in Section VIII.3(a) which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Board will have the right to terminate this Plan as of the date of the event or transaction, in which case all Options and Stock Awards granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

                 (c) Subject to Sections VIII.3(c)(vii) and VIII.3(e), in the event of any corporate transaction or other event described in Section VIII.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Board in its discretion is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option or Stock Award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                          (i)     In its sole and absolute discretion, and on
such terms and conditions as it deems appropriate, the Board may provide, either automatically or upon the Optionee's request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or payable or the replacement of such Option or Stock Award with other rights or property selected by the Board in its sole discretion;

                          (ii)    In its sole and absolute discretion, the
Board may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

                          (iii)   In its sole and absolute discretion, and on
such terms and conditions as it deems appropriate, the Board may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section IV.4 or (ii) the provisions of such Option;

                          (iv)    In its sole and absolute discretion, and on
such terms and conditions as it deems appropriate, the Board may provide, either by the terms of such Option or Stock Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                          (v)     In its sole and absolute discretion, and on
such terms and conditions as it deems appropriate, the Board may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, and in the number and kind of outstanding Stock Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

                          (vi)  In its sole and absolute discretion, and on
such terms and conditions as it deems appropriate, the Board may provide either by the terms of a Stock Award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Stock Award Agreement upon some or all shares of the Stock Award may be terminated.

                          (vii)   None of the foregoing discretionary terms of
this Section VIII.3(c) shall be permitted with respect to Options and Stock Awards to the extent that such discretion would be inconsistent with the requirements of Rule 16b-3. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth above, each Option shall be exercisable as to all shares covered thereby during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in
Section IV.4 and except as provided in Section V.7(d), Options cannot be exercised following such event.

                 (d) Subject to Section VIII.3(e) and VIII.8, the Board may, in its discretion, include such further provisions and limitations in any Option or Stock Award agreement or certificate, as it may deem equitable and in the best interests of the Company.

                 (e)      No adjustment or action described in this Section
VIII.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would violate Section 16 or the exemptive conditions of Rule 16b-3. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

         VIII.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options and Stock Awards may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options and Stock Awards previously granted under this Plan shall thereupon be cancelled and become null and void.

         VIII.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Board shall have the right (to the extent consistent with the requirements of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that
(a) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (b) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (i) a Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (ii) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Board.

         VIII.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, the Plan and any Option or Stock Award granted to a Director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options and Stock Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

         VIII.7 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees or Directors of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

         VIII.8 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock under Options or Stock Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options and Stock Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         VIII.9 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

         VIII.10 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

         [PROXY CARD _ FRONT]

         ON COMMAND CORPORATION

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, May 15, 1997

         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert M. Kavner and Brian A.C. Steel, and each or any of them (with power of substitution), proxies for the undersigned to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of On Command Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of its stockholders to be held on May 15, 1997, and at any reconvened session thereof, subject to any directions indicated on the reverse side of this card. If no directions are given, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

         This proxy is continued on the reverse side. Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Meeting and vote in person, the proxy will not be used.

         Continued and to be signed and dated on reverse side.

                                                 ON COMMAND CORPORATION
                                                 P.O. BOX  11114
                                                 NEW YORK, N.Y. 10203-0114

         [PROXY CARD - BACK]


         Directors recommend a vote FOR Proposals 1, 2, 3 and 4.

1.   Election of All Proposed Directors

FOR all nominees listed below [   ]          WITHHOLD AUTHORITY to vote for all
                                             nominees listed below [   ]
                                             *EXCEPTIONS  [   ]

Nominees: Charles Lyons, James A. Cronin, III, Robert M. Kavner, Brian A.C. Steel, Gary Wilson and Warren Zeger, Esq.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominees name in the space provided below. If you desire to cumulate your votes for any individual nominee(s), write your instruction, as to the number of votes cast for each, on the space provided below. The total must not exceed six times the number of shares you hold.)

*Exceptions ______________________________________________________


2.  Approval of the Company's 1997 Employee Stock Purchase Plan.

FOR [   ]    AGAINST  [   ]   ABSTAIN  [   ]


3.  Approval of Company's 1997  Non-employee Directors Stock Plan

FOR [   ]    AGAINST  [   ]   ABSTAIN  [   ]


4.  Approval of Independent Accountants

FOR [   ]    AGAINST  [   ]   ABSTAIN  [   ]

                                  Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                                  DATE_________________________________, 1997

                                  SIGNED ____________________________________

                                  ___________________________________________


Please sign, date and return this       Please mark votes
card promptly in the enclosed           as in this example: [X]
envelope.